Exhibit 99.1

IDENTIV RECEIVES FAVORABLE NASDAQ DECISION TO REMAIN LISTED

FREMONT, Calif., January 27, 2016 — Identiv, Inc. (NASDAQ: INVE), today announced that on January 26, 2016, the Company was notified that the NASDAQ Listing Qualifications Panel (“the Panel”) had granted the Company’s request to remain listed on The NASDAQ Capital Market (“NASDAQ”), subject to certain conditions.

The Panel determined to continue the listing subject to the Company becoming current in its periodic filings with the Securities and Exchange Commission (“SEC”) by March 30, 2016, and holding its annual shareholder meeting for fiscal years 2014 and 2015 on or before May 12, 2016. The Company is working diligently to satisfy these conditions on a timely basis, however, there can be no assurance that the Company will be able to do so.

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Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including the statements regarding the Company’s expectations regarding its ability to comply with the NASDAQ Panel’s conditions for continued listing on NASDAQ, is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the ability of the Company to file any late periodic reports and hold its shareholder meeting within the timelines required by NASDAQ, and factors discussed in our public reports, including our Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

About Identiv

Identiv is a global security technology company that establishes identity in the connected world, including premises, information, and everyday items. CIOs, CSOs, and product departments rely upon Identiv’s trusted identity solutions to reduce risk, achieve compliance, and protect brand identity. Identiv’s trust solutions are implemented using standards-driven products and technology, such as digital certificates, trusted authentication, mobility, and cloud services. For more information, visit identiv.com.

Investor Relations Contact:

IR@identiv.com

Media Contact:

press@identiv.com